EXHIBIT 5.1

TroyGould pc 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367 Tel (310) 553-4441 | Fax (310) 201-4746 www.troygould.com

David L. Ficksman ● (310) 789-1290 ● dficksman@troygould.com	File No. 03671-0005

October 12, 2021

Bone Biologics Corporation 2 Burlington Woods Drive Suite 100 Burlington, MA 01803

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Bone Biologics Corporation, a Delaware corporation (the “Company”), in connection (i) with the preparation of the Company’s registration statement on Form S-1, Registration No. 333- 257484, under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 30, 2021, as thereafter amended or supplemented (the “Prior Registration Statement”) and (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement”, and together with the Prior Registration Statement, the “Registration Statement”). This opinion letter is being furnished to you in connection with your filing of the 462(b) Registration Statement relating to the registration of the offering by the Company of (A) a proposed maximum aggregate offering price of $1,519,370.75 of common stock, par value $0.001 per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”) (B) a proposed maximum aggregate offering price of $1,823,244.90 of warrants (the “Common Stock Warrants”) to purchase shares of Common Stock (the “Common Stock Warrant Shares”) and (C) a proposed maximum aggregate offering price of $109,394.69 of warrants (the “Underwriter Warrants” and together with the Common Stock Warrants, the “Warrants”) to purchase shares of Common Stock (the “Underwriter Warrant Shares” and together with the Common Stock Warrant Shares, the “Warrant Shares”) to be issued to WallachBeth Capital, LLC (the “Underwriter”) as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company and the Underwriter, substantially in the form of which was filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). The Shares and the Warrant Shares are collectively referred to as the “Securities.” This opinion is in addition to our opinion that was filed as Exhibit 5.1 to the Company’s Prior Registration Statement.

Bone Biologics Corporation October 12, 2021 Page 2

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Warrant Agent Agreement to be entered into with Equinti, as warrant agent (the “Warrant Agent”), including the form of Common Stock Warrant contained therein, (v) the form of Underwriting Agreement to be entered into with the Underwriter, (vi) the form of the Underwriter Warrant, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have assumed that the specific terms of the sale of Securities will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1. Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that the Warrants have been duly authorized by the Company and when executed, issued and delivered by the Company in accordance with the Warrant Agent Agreement and paid for as contemplated by the Underwriting Agreement and in a manner described in the Registration Statement, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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2. Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that the Underwriting Warrants have been duly authorized by the Company and when executed, issued and delivered by the Company in accordance with the Underwriting Agreement and in a manner described in the Registration Statement, the Underwriting Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that the Shares have been duly authorized by the Company and when issued by the Company against payment therefor in accordance with the Underwriting Agreement and in a manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

4. Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that the Warrant Shares have been duly authorized by the Company, and assuming that the full consideration for each Warrant Share issuable upon exercise of the Warrants, as applicable, is received by the Company, and the Warrants, as applicable, (i) are exercised, in accordance with their terms, and (ii) are executed, issued and delivered by the Company in accordance with the Underwriting Agreement and in a manner described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ TroyGould PC